INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement No. 33-17850 of Oppenheimer Main Street Growth & Income Fund on Form N-14 of our report dated September 22, 1999 appearing in the Statement of Additional Information, which is part of such Registration Statement.

We also consent to the incorporation by reference of our report in the Prospectus of Oppenheimer Main Street Growth & Income Fund dated December 22, 1999 which is part of such Registration Statement. We also consent to the reference to us under the headings "Independent Auditors" in the Statement of Additional Information of Oppenheimer Main Street Growth & Income Fund and "Financial Highlights" in the Prospectus of Oppenheimer Main Street Growth & Income Fund both dated December 22, 1999, which are part of such Registration Statement.

We also consent to the reference to us under the headings "Tax Consequences of the Reorganization", "Tax Aspects of the Reorganization" and "Agreement and Plan of Reorganization" in the combined Proxy Statement and Prospectus which are part of such Registration Statement.

We also consent to the use in Part C constituting part of this Registration Statement of our draft Tax Opinions.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
July 12, 2000